Exhibit 99.1

PLACER SIERRA BANCSHARES

PRESS RELEASE

FOR IMMEDIATE RELEASE

For more information contact:

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:

Ronald W. Bachli, Chairman & CEO	Tony Rossi
David E. Hooston, Chief Financial Officer	(310) 854-8317
(916) 554-4750

Placer Sierra Bancshares Announces the Appointment of an Experienced

Middle Market Lender to Chief Credit Officer

Sacramento, Calif., May 18, 2006 — Placer Sierra Bancshares, Inc. (Nasdaq: PLSB), the parent company of Placer Sierra Bank, a nearly $2 billion commercial bank with locations throughout California, announced today it has appointed Tom Nations as the bank’s Chief Credit Officer.

Mr. Nations, a 25-year commercial banking veteran at Union Bank of California, brings an accomplished track record in commercial credit management and lending including syndications, structured finance, asset based lending, trade finance, and commercial real estate transactions. Most recently, Mr. Nations was Senior Vice President for Union Bank’s Commercial Banking Support Center, responsible for underwriting and portfolio management for the Middle Market business units throughout California. Mr. Nations was also responsible for managing the underwriting of owner-occupied and investor real estate transactions for Commercial Banking and Private Banking clients in California, Oregon and Washington.

“Prior to his last 12 years in Southern California, Mr. Nations spent 13 years in Sacramento as a senior commercial lender and loan team manager with Union Bank of California; he is very familiar with both our Northern and Southern California markets. Tom’s accomplishments and qualifications are a precise fit for our bank, and we are very pleased to announce him as our new Chief Credit Officer,” said Randall Reynoso, President and Chief Operating Officer of Placer Sierra Bank.

-more-

Placer Sierra Bancshares

May 18, 2006

About Placer Sierra Bancshares

Placer Sierra Bancshares is a Northern California-based bank holding company for Placer Sierra Bank with 31 branches in an eight-county area of Northern California, including Placer, Sacramento, El Dorado, Sierra, Nevada, Amador, San Joaquin and Calaveras counties and nine branches in Southern California’s Orange and Los Angeles counties. Placer Sierra Bank and its divisions, Sacramento Commercial Bank, Bank of Orange County and Bank of Lodi, offer customers the resources of a large financial institution and the resourcefulness and superior customer service of a community bank.

Placer Sierra Bank offers a broad array of deposit products and services for both commercial and retail customers. These products include electronic banking, cash management services, electronic bill payment and investment services with an emphasis on relationship banking. Placer Sierra Bank also provides competitive loan products such as commercial loans and lines of credit, commercial real estate loans, Small Business Administration loans, residential mortgage loans, home equity lines of credit and construction loans. For more information, please visit www.placersierrabank.com.

Placer Sierra Bancshares is publicly traded on NASDAQ under the stock symbol PLSB. For more information about Placer Sierra Bancshares, please visit www.placersierrabancshares.com.

This press release may contain statements of a forward-looking nature which represent the beliefs of Placer Sierra Bancshares’ management and assumptions concerning future events. Forward-looking statements involve risks, uncertainties and assumptions and are based on information currently available to Placer Sierra Bancshares, which would cause actual results to differ materially from those projected. For a discussion about factors that could cause actual results to differ, please see the publicly available Securities and Exchange Commission filings of Placer Sierra Bancshares. Forward-looking statements are not guarantees of future performance and are to be interpreted only as of the date on which they are made. Placer Sierra Bancshares undertakes no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

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